Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2004 (this “Amendment”), by and among THE COOPER COMPANIES, INC., a Delaware corporation (“Parent”), TCC ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and OCULAR SCIENCES, INC., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub and the Company have entered into that certain Agreement and Plan of Merger dated July 28, 2004 (the “Merger Agreement”); and

WHEREAS, in accordance with Section 8.3 of the Merger Agreement, the parties wish to amend the Merger Agreement, as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the parties hereby agree as follows:

Section 1 Amendment to Section 8.2(e)

The parties hereby agree that Section 8.2(e) of the Merger Agreement shall be amended to replace the words “termination fee of $35,000,000” therein with the words “termination fee of $30,800,000”.

Section 2 Amendment to Section 8.2(f)

The parties hereby agree that Section 8.2(f) of the Merger Agreement shall be amended to replace the words “termination fee of $35,000,000” therein with the words “termination fee of $30,800,000”.

Section 3 No Other Changes

Except as specifically amended and modified by this Amendment, the Merger Agreement shall continue in full force and effect.

Section 4 Governing Law

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE, EXCEPT TO THE EXTENT THAT THE DGCL MANDATORILY APPLY TO THE MERGER.

Section 5 Counterparts

This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Name:	Carol R. Kaufman
Title:	Vice President of Legal Affairs, Secretary and Chief Administrative Officer

TCC ACQUISITION CORP.

By:	/s/ Carol R. Kaufman
Name:	Carol R. Kaufman
Title:	Vice President and Secretary

OCULAR SCIENCES, INC.

By:	/s/ Steven M. Neil
Name:	Steven M. Neil
Title:	Executive Vice President, Chief Financial Officer and Secretary

[Amendment No. 1 to Merger Agreement]

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